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                                                                  Exhibit 23.02


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in Registration Statement No. 33-57223 and No. 333-24483 of Cardinal Health, Inc. on Form S-3 and Registration Statements No. 33-20895, No. 33-38021, No. 33-38022, No. 33-42357,
No. 33-52535, No. 33-52537, No. 33-52539, No. 33-63283-01, No. 33-64337, No.
333-01927-01, No. 333-11803-01, No. 333-21631-01, and No. 333-21631-02 of
Cardinal Health, Inc. on Form S-8 of our report dated August 2, 1996 with respect to the financial statements of Pyxis Corporation (not presented), appearing in the Annual Report on Form 10-K of Cardinal Health, Inc., for the year ended June 30, 1997.

                                                        /s/ ERNST & YOUNG LLP
                                                        ERNST & YOUNG LLP

San Diego, California
September 25, 1997